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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) :   June 22, 2000


                        THE McGRAW HILL COMPANIES, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)


                New York                 1-1023           13-1026995
    (State or other jurisdiction of    (Commission     (I.R.S. Employer
     incorporation or organization)     File No. )    Identification No.)


            1221 Avenue of the Americas, New York, New York  10020
            (Address of Principal Executive Offices)    (Zip Code)


                                (212) 512-2000
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OF ASSETS

On June 22, 2000, the Registrant, The McGraw-Hill Companies, Inc., a New York corporation ("McGraw-Hill"), agreed to acquire from Tribune Company ("Tribune"):
(i) all of the outstanding shares of capital stock of Tribune Education Company, a Delaware corporation ("TEC") and a wholly-owned subsidiary of Tribune, and
(ii) all of the outstanding shares of capital stock of Landoll, Inc., an Ohio corporation ("Landoll") and a wholly-owned subsidiary of Tribune. The foregoing agreement was made pursuant to a Stock Purchase Agreement, dated as of June 22, 2000, among Tribune and McGraw-Hill (the "Stock Purchase Agreement").

The purchase price to be paid by McGraw-Hill for the shares of TEC and Landoll (collectively, the "Companies") is $634,712,500 in cash, subject to certain post-closing adjustments based upon changes in net assets, cash flow and other financial factors set forth in the Stock Purchase Agreement. The source of the funds needed to pay the purchase price will be through internally generated funds and the sale of commercial paper.

The Companies are engaged in the business of developing, publishing, marketing, distributing, and selling core and supplemental education and consumer products and providing educational training and workshop and related services.

The terms of the Stock Purchase Agreement, including the agreement with respect to the consideration, were arrived at pursuant to arms length negotiations between representatives of McGraw-Hill, on the one hand, and representatives of Tribune, on the other hand. The transaction was approved by the McGraw-Hill Board of Directors on June 28, 2000.

The transaction is subject to standard closing conditions including obtaining necessary government approval pursuant to the Hart-Scott-Rodino Antitrust Improvements Act.

No material relationship exists (i) between McGraw-Hill and Tribune; (ii) between any of McGraw-Hill's subsidiary corporations or affiliates, on the one hand, and Tribune's subsidiary corporations or affiliates, on the other hand; or
(iii) between Tribune and

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any director or officer of McGraw-Hill, or any associate of any McGraw-Hill or
Tribune director or officer.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2. The summary of the terms of the Stock Purchase Agreement contained in this Form 8-K Report is qualified in its entirety by reference to such Exhibit.

McGraw-Hill agrees to furnish promptly to the Commission at its request a copy of any of the exhibits or schedules to the Stock Purchase Agreement since such exhibits and schedules have not been appended to the copy of the Stock Purchase Agreement that is attached to this Form 8-K Report.

A copy of the McGraw-Hill press release dated June 26, 2000, relating to the transaction covered by this Report, is attached hereto as Exhibit 99.


                                   EXHIBITS

       (2)   Stock Purchase Agreement dated as of June 22, 2000.

      (99)   The McGraw-Hill Companies press release dated June 26, 2000.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE McGRAW-HILL COMPANIES, INC.


                                        By: /s/ Kenneth M. Vittor
                                            ------------------------------------
                                            Kenneth M. Vittor
                                            Executive Vice President
                                            and General Counsel

Date:   June 30, 2000

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